UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

OWL ROCK CORE INCOME CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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•	Re: Vote now! Owl Rock Core Income Corp. Annual Meeting
•	Re: PLEASE VOTE! Owl Rock Core Income Corp. Annual Meeting
•	Re: REMINDER: Your ORCIC shares still need to be voted for the Annual Meting
•	Re: VOTE NOW! Owl Rock Core Income Corp. is still seeking investor votes on important proposals
•	Re: ORCIC - We Need Your Vote – One Week Left!
•	Re: ORCIC - Last Day to Vote Your Shares, We Need Your Vote!

Be the vote that counts. OWL ROCK CORE INCOME CORP. 2023 Annual Meeting June 21, 2023 VOTE NOW

Why Should I Vote? As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts! Ways to Vote ProxyVote 800.690.6903 Important Information For holders as of March 24, 2023 Vote Common Shares by: June 20, 2023 Control Number: 0123456789012345 View documents: Proxy Statement | 10-K Report |

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Let’s Vote on it. Let your proxy vote be heard. YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer. PHONE TABLET PC Go to: Proxyvote.com

Frequently Asked Questions Why am I receiving this Notice of Internet Availability? The Securities and Exchange Commission (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view your company’s proxy materials, vote online and request a full set of printed materials by mail. There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and enter your control number to get started. Your control number can be found on the enclosed Notice. What if I prefer to receive a paper copy of the proxy materials? You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the Get informed before you vote section of the Notice. Can I receive proxy materials for future meetings by e-mail rather than receive a Notice? Yes you can. Go to www.proxyvote.com and make your choice in the Delivery Settings section. For more information about the SEC’s Notice and Access Proxy Rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml. DOCUMENT ID 2/23

Subject: Please Vote – Upcoming Owl Rock BDCs 2023 Annual Meetings All – We wanted to make you aware that proxy materials for our BDCs were sent to all shareholders over the past month. If you were a shareholder of record as of March 24, 2023, we would encourage you to vote as soon as possible by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card you received. There are two proposals on the ballots for this year: • Proposal 1: To elect two board members, Eric Kaye and Victor Woolridge, for 3-year terms • Proposal 2: To ratify the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2023 The Board of Directors unanimously recommend investors vote “FOR” each of the proposals. The voting deadline is June 20, 2023 at 11:59 PM EST. Please let us know if you have any questions. Thanks, XX

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